UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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THE GOODYEAR TIRE & RUBBER COMPANY

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Commencing on April 5, 2013, The Goodyear Tire & Rubber Company provided the following information to certain shareholders:

Say on Pay Proposal April 5, 2013

Executive Summary
Strong Operating
Performance in 2012
Policies Around Pay
Indicate Board’s
Attention to Best
Practices
Our segment operating income in 2012 was the second highest in Goodyear’s history
We achieved record results in North America during 2012
We have continuously improved our compensation program by adopting emerging best practices
Examples include in recent years the addition of a TSR metric, double trigger change-in-control, elimination of tax gross-ups, prohibitions against pledging/hedging, among others
Below Peer Median
Pay Indicate Good
Alignment with Peer
Group
A quantitative analysis of Goodyear’s CEO pay vs. performance shows that below median total shareholder return is accompanied by below median pay
Pay is targeted at about median going forward to reflect our CEO’s successful tenure to date and the company’s strong operating performance
Our CEO’s base salary is set at below median market rates
Low Realized Pay*
and 90%
Performance-Based
Pay Indicate Pay for
Performance
Alignment
During our CEO’s tenure, Goodyear experienced outstanding results, increasing 3 year cumulative segment operating income by 47% versus the cumulative total in the 3 years prior
Only 10% of our CEO’s compensation is fixed while the remaining 90% is performance-based variable pay
Our CEO’s realized pay has been significantly less than the reported Summary Compensation
Table amount over the last 3 years
Financial performance metrics and a TSR metric in the pay program align pay and performance
Incentive plan performance goals reflect economic and business cycle; they do not reflect an effort to make awards easier to earn
Executive Pay and Company Performance Are Well Aligned at Goodyear

* Realized pay includes the base salary, annual incentive earned, long term incentive earned and the pre-tax compensation earned upon the exercise of stock options and vesting of stock awards regardless of when they were granted

Strong 2012 Operating Performance
Reflected in Sound Compensation Plan
Metrics

Record Results in
North America
Our performance in North America provides further strong evidence of success
We achieved record results of $514 million in segment operating income in North America, significantly exceeding 2013 target of $450 million a year early
Enhanced Earnings
Power and
Consistency in a
Weak Environment
in 2012
Tire industry unit volumes, unlike volumes in the automotive and other industries, have fallen back to the low levels seen during the depths of the recent recession
Despite this, Goodyear’s segment operating income in 2012 was the second highest in
Goodyear’s history, following our record-setting performance in 2011
2011 and 2012 mark the only period in the history of Goodyear during which segment operating income exceeded $1.2 billion for two consecutive years
Increase in Segment
Operating Income
During Our CEO’s
Tenure (2010-
present)*
Performance Metrics
Are Rigorous and
Reflect Market
Conditions
Goodyear is engaged in a multi-year cyclical business and performance metrics are adjusted annually to reflect anticipated market conditions
Given strong tire market headwinds, we expected a larger decline in earnings in 2012 but sound management led to above target achievement on three metrics and 2.5% below target on the fourth metric
*See Reconciliation of Segment Operating Income to Net Income on Slide 10

$17.1m
$8.6m
Summary Compensation Table (1)
Realized Pay (2)(3)

$14.17
$13.81
$11.85
40%
58%
51%
2010
2011
2012
Summary Compensation Table
Realized Pay
Stock Price (as of year end)

Realized Pay Shows Pay for Performance
Alignment
As reported in the Summary Compensation Table at pages 40-42 of Goodyear’s Proxy Statement dated March 18, 2013
For more information on our calculation of realized pay, see “Summary of Realized Pay Earned by Our Chief Executive Officer for 2010,
2011 and 2012” at pages 42-43 of Goodyear’s Proxy Statement dated March 18, 2013
Realized pay includes the base salary, annual incentive earned, long term incentive earned and the pre-tax compensation earned upon the exercise of stock options and vesting of stock awards regardless of when they were granted; realizable pay, according to ISS, equals the sum of base salary, change in pension value, deferred compensation and “all other” compensation as reported in the Summary
Compensation Table, earned bonus, short-term cash incentives, the earned (or target if not yet earned) value of any long-term cash awarded during the period, and fair value of all equity awarded (or earned, for performance shares where the performance period has ended) during the prior three fiscal years, valued as of the most recent FY end date

Our CEO’s realized pay has been significantly less than the reported Summary Compensation Table amount over the last 3 years
Beginning with 2011 awards, over 70% of CEO compensation is influenced by stock price, tying executive pay to the stock price
The tables below show that CEO pay in fact closely tracks company performance
2012 Realized CEO Compensation
2010-2012 Realized CEO Compensation vs.
Summary Compensation Table
(1)
(2)
(3)

+47%
$3.5bn
$2.4bn
-31%
$57m
$39m
2007-2009
2010-2012
2007-2009
2010-2012
Cumulative
Segment Operating Income*
Cumulative
Total CEO Compensation
(As reported in the Summary Compensation Tables)

Segment Operating Income vs. CEO
Total Compensation

Total CEO compensation over 3 years declined while company operating performance was strong
*See Reconciliation of Segment Operating Income to Net Income on Slide 10

Managing Pension Liabilities

Management is
Taking Solid
Steps to Manage
Pension and
Retiree Liabilities
Froze U.S. salaried plan
Closed USW plan to new entrants
Created VEBA trust for USW retiree medical plans
Capped salaried retiree medical plan
At beginning of 2013, we implemented a hedging program to reduce plan volatility
In February, we executed a plan to pre-fund frozen U.S. plans to eliminate ongoing risk
Strong
Performance in
Face of Unfunded
Pension Liability
Our performance is a significant achievement for a company dealing with unfunded pension liabilities that we estimate are dragging the stock price down by as much as
$7/share
This liability should not be seen as a reflection on the performance of the current management team or a cause of pay for performance misalignment
Management has led the company to record performance over the last two years in light of the fact that the company’s stock price has been negatively impacted by inherited pension liabilities that jumped due to an artificially low interest rate environment (~85% of the 5-year unfunded increase in U.S. plans)
Pension liabilities continue to provide a headwind to stock price even with record performance; management is taking steps to manage long-term pension liabilities

Peer Group Accurately Reflects Talent Pool and Business	▪ The mix of companies in the peer group reflects the talent pool for Goodyear executives; in fact, several senior Goodyear executives held positions at peer group companies
	▪ Companies in the peer group are in comparable businesses:
	  ▪ Size and complexity (revenue, employees, enterprise value)
	  ▪ Competition for executive talent
	  ▪ Similar industries – automotive/consumer branded
	  ▪ Manufacturers with global reach

Benchmarking CEO Pay at the Median	▪ A quantitative analysis of Goodyear's CEO pay vs. performance shows that below median total shareholder return is accompanied by below median pay ▪ As our CEO enters his 4th year as CEO and the company demonstrates record operating performance in a challenging market environment, the Compensation Committee is continuing a multi-year trend to bring his target total pay to about the median of the peer group

Peer Group is Well Structured for Goodyear 7

Continuous Focus On Best Practices
Around Pay

LTI Tied to
TSR vs. S&P 500
Prohibit Hedging and
Pledging
Payouts earned under our long-term incentive plans based on financial performance are subject to an increase or decrease of up to 20% based on our total shareholder return versus the S&P 500 over the three-year period of the awards, beginning with our 2011 award cycle
We prohibit the hedging and pledging of our common stock by officers, directors and employees, most recently strengthening those prohibitions in 2011
Robust Stockholding
Guidelines
We have robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards that require continued share retention even after targeted levels of ownership are attained. We most recently strengthened those guidelines in 2011
Double-Trigger Change-
in-Control Provisions
We included double-trigger change-in-control provisions in our change-in-control plan since 2007 and in our equity compensation plans since 2008
Our Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders
Eliminated Tax
Gross-Ups
Clawback Policy
We adopted a clawback policy in 2011
We eliminated excise tax gross-ups and “walk away” rights in our change-in-control plan for future participants in 2010 and for all participants in 2013
We eliminated tax gross-ups to our executive officers for all perquisites beginning in 2009

Support our 2013 Say on Pay Proposal
Our Board of Directors is confident that the company’s executive compensation program has been a key factor in driving Goodyear’s operating performance
Our operating and financial performance was strong in 2012 and our payouts mirrored that performance
Realized pay data and below median relative pay indicate that the pay program’s structure aligns pay and performance
Our continued engagement with shareholders on this matter and adoption of emerging best practices demonstrates the Board’s commitment to improving the program

The Board firmly believes that Goodyear’s executive pay plans are aligned with shareholder interests and are instrumental to our ability to continue to attract, incent, motivate and retain the best management team in the industry and to continue Goodyear’s positive momentum

2012	2011	2010	2010-2012 Total	2009	2008	2007	2007-2009 Total
Total Segment Operating Income	$ 1,248	$ 1,368	$ 917	$ 3,533	$ 372	$ 804	$ 1,230	$ 2,406
Rationalizations	(175)	(103)	(240)	(518)	(227)	(184)	(49)	(460)
Interest expense	(357)	(330)	(316)	(1,003)	(311)	(320)	(468)	(1,099)
Other income (expense)	(139)	(73)	(186)	(398)	(40)	(59)	(9)	(108)
Asset write-offs & accelerated depreciation	(20)	(50)	(15)	(85)	(43)	(28)	(37)	(108)
Corporate incentive compensation plans	(69)	(70)	(71)	(210)	(41)	4	(77)	(114)
Corporate pension curtailments/settlements	(1)	(15)	-	(16)	-	(9)	(64)	(73)
Intercompany profit elimination	1	(5)	(14)	(18)	(13)	23	(11)	(1)
Retained expenses of divested operations	(14)	(29)	(20)	(63)	(17)	-	(17)	(34)
Other	(34)	(75)	(47)	(156)	(37)	(45)	(53)	(135)
Income (Loss) before Income Taxes	$ 440	$ 618	$ 8	$ 1,066	$ (357)	$ 186	$ 445	$ 274
United States and Foreign Taxes	203	201	172	576	7	209	255	471
Less: Minority Shareholders Net Income	25	74	52	151	11	54	70	135
Goodyear Net Income (Loss)	$ 212	$ 343	$ (216)	$ 339	$ (375)	$ (77)	$ 120	$ (332)
Discontinued operations	-	-	-	-	-	-	463	463
Net Income (Loss)	$ 212	$ 343	$ (216)	$ 339	$ (375)	$ (77)	$ 583	$ 131

10 Reconciliation of Segment Operating Income Twelve Months Ended December 31, ($ in millions)